Exhibit 99.1

Safe Harbor Financial Announces Definitive Agreement to Acquire Abaca

˗	Acquisition adds over 300 accounts and expanded financial institution relationships

˗	Upon closing, will increase Safe Harbor operations to more than 30 states

˗	Further bolsters Company’s position as the leading consolidation platform for additional cannabis financial services

ARVADA, Colo., Oct. 31, 2022 — SHF Holdings, Inc., d/b/a/ Safe Harbor Financial (“Safe Harbor” or the “Company”) (NASDAQ: SHFS), a leader in facilitating financial services to the regulated cannabis industry, has entered into an agreement to acquire Rockview Digital Solutions, Inc d/b/a Abaca (“Abaca”), an industry-leading cannabis financial technology platform that has processed more than $3 billion in gross transactions, for $30 million. Built on modern cloud-hosted technology by banking and compliance experts, Abaca’s digital-first commercial banking solutions make cannabis banking easy by revolutionizing access to cutting-edge banking and financial solutions.

Founded in 2017, Abaca works with its FDIC-insured bank partners to enable traditional banking services for operators ranging from single dispensaries to multi-state and national operators. Abaca’s people, processes, and technology provide a complete cannabis solution to sponsor financial institutions, managing their regulatory risk at scale. This enables Abaca to provide cannabis businesses a full suite of specialized financial and treasury services available to the industry via its secure, digital platform.

Combining Safe Harbor’s wide range of financial services and Abaca’s industry-leading fintech and payment solutions will create comprehensive and streamlined banking solutions for cannabis operators. The enhanced Safe Harbor fintech platform will now offer operators desktop and mobile banking, treasury management, payment processing, cash handling, logistics, and a new payroll service launching later this quarter. In addition, the acquisition will increase management talent of seasoned cannabis fintech executives.

“We are thrilled to announce this agreement to acquire Abaca. We have worked with Dan and his impressive team, seeing them successfully scale to become an innovative cannabis fintech leader. With their ecosystem of cannabis banking and finance platform, proprietary technology, strong financial institution and banking relationships, and experienced founder-led management team, we believe Abaca is the ideal platform to help us take a large step forward in scaling our capabilities and service offerings in building the complete cannabis fintech ecosystem,” said Sundie Seefried, Founder and Chief Executive Officer of Safe Harbor.

“Following its recent NASDAQ listing and key additions to the executive team, Safe Harbor is positioned to be the leader in compliant financing and banking offerings to the regulated operating U.S. cannabis industry nationwide. Joining forces with Safe Harbor enables the Abaca team to better advance our mission of empowering the cannabis community with essential financial services and innovative, affordable solutions,” said Dan Roda, Co-Founder and CEO of Abaca.

Dan Roda, a cannabis regulatory expert and attorney with significant transactional and commercial lending expertise, will become Executive Vice President and Chief Operating Officer of Safe Harbor; and Abaca Co-Founder and President Brian Bauer, a fintech expert with a successful track record of venture financing and business development, will serve as Chief Revenue Officer of the Company. Additional Abaca senior executives will add impressive capability and expertise to the Safe Harbor organization including Co-Founders Greg Ellis and John Foley and payments industry veteran Doug Elkins.

The transaction is structured to provide Abaca shareholders with $3 million cash at close and $8.4 million in common stock based on the 10-day VWAP of Safe Harbor common stock. At the 1-year anniversary, the Company will pay an additional $3 million in cash and $12.6 million in Safe Harbor common stock based on the 10-day VWAP preceding the 1-year anniversary. Upon the 2-year anniversary, there will be a final cash payment of $3 million in cash. The transaction is expected to close this quarter, subject to regulatory approvals and other customary closing conditions.

Legal Advisors

Zack Kobrin, Rick Fucci, and Danny Silva of Akerman LLP are acting as legal advisors to Safe Harbor. Gill Ragon Owen, P.A. is acting as legal advisor to Abaca.

About Safe Harbor

Safe Harbor is one of the first service providers to offer compliance, monitoring and validation services to financial institutions while providing traditional banking services to cannabis, hemp, CBD, and ancillary operators, making communities safer, driving growth in local economies, and fostering long-term partnerships. Safe Harbor, through its financial institution clients, implements high standards of accountability, transparency, monitoring, reporting and risk mitigation measures while meeting Bank Secrecy Act obligations in line with FinCEN guidance on cannabis-related businesses. Over the past seven years, Safe Harbor (including its predecessor) has assisted with the onboarding of over $14 billion in deposit transactions for customers with operations spanning over 20 states with regulated cannabis markets. For more information, visit www.shfinancial.org.

About Abaca

Founded in 2017, Abaca works in partnership with FDIC-insured banks to provide commercial banking, payments, and treasury management to state-legal cannabis businesses ranging from single-location dispensaries to multi-state and national operators. Abaca provides cannabis businesses with compliant bank accounts, cash management, electronic payment processing, and other financial services through its secure, online platform, and has processed over $3 billion in compliant cannabis commerce. Abaca and its partner financial institutions serve licensed plant-touching cannabis businesses in all legal U.S. markets. Learn more at GoAbaca.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements’’ within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors; new product and service offerings Safe Harbor may introduce in the future; the impact of recent volatility in the capital markets, which may adversely affect the price of the Company’s securities; the outcome of any legal proceedings that may be instituted against Safe Harbor following the closing of the business combination; other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future; and the other risk factors discussed in Safe Harbor’s filings from time to time with the Securities and Exchange Commission. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Safe Harbor), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

Safe Harbor Investor Relations Contacts:

KCSA Strategic Communications

Phil Carlson / Erika Kay

safeharbor@kcsa.com

Safe Harbor Public Relations Contacts:

KCSA Strategic Communications

Joshua Greenwald / Danielle Dodson

safeharbor@kcsa.com